UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2024

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 1300

Tulsa, Oklahoma 74136
(Address of principal executive offices)(Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common units representing Limited Partner Interests	NGL	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PB	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and the Notes

On February 2, 2024, NGL Energy Operating LLC (“Operating LLC”) and NGL Energy Finance Corp. (“Finance Corp.” and, together with Operating LLC, the “Issuers”), each a wholly-owned subsidiary of NGL Energy Partners LP (the “Partnership”), closed the previously announced Rule 144A/Regulation S offering (the “Notes Offering”) of $900 million in aggregate principal amount of 8.125% senior secured notes due 2029 (the “2029 Notes”) and $1.3 billion in aggregate principal amount of 8.375% senior secured notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued pursuant to an indenture, dated as of February 2, 2024 (the “Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent. Net proceeds from the issuance of the Notes, together with the borrowings under a new seven-year $700.0 million senior secured term loan facility (the “Term Loan”) entered into concurrently with the Notes Offering and discussed further below, are being used (i) to fund the redemption and related discharge of the indentures governing the Partnership’s existing 6.125% senior notes due 2025, 7.5% senior notes due 2026, and 7.500% senior secured notes due 2026, including any applicable premiums and accrued and unpaid interest, (ii) to pay fees and expenses in connection therewith, (iii) to repay all borrowings under the Partnership’s senior secured asset-based revolving credit facility (the “ABL Facility”) and (iv) to the extent of any remaining net proceeds, for general corporate purposes. Interest is payable on the Notes on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2024. The 2029 Notes mature on February 15, 2029, and the 2032 Notes mature on February 15, 2032.

The Notes are the Issuers’ senior secured obligations. The Notes are guaranteed on a senior secured basis by the Guarantors and will also be guaranteed by certain future subsidiaries of the Partnership (other than the Issuers) that guarantee certain of the Issuers’ indebtedness or certain indebtedness of the Guarantors, including under the ABL Facility and the Term Loan. The Notes and the guarantees, together with the obligations of the Issuers and the Guarantors under the Term Loan, are secured on a first-priority basis by liens on the Notes-TLB Priority Collateral (as defined in the Indenture) (which includes most of the Issuers’ and the Guarantors’ assets other than the ABL Priority Collateral (as defined in the Indenture)) and on a second-priority basis by liens on the ABL Priority Collateral (which includes most of the Issuers’ and the Guarantors’ accounts receivable, inventory, pledged deposit accounts, cash and cash equivalents, renewable energy tax credits and related assets), in each case, subject to certain exceptions and permitted liens as described in the Indenture.

The Indenture contains covenants that, among other things, limit the Partnership’s and the Issuers’ ability and the ability of the Issuers’ restricted subsidiaries to (i) pay distributions or make other restricted payments or repurchase stock, (ii) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, (iii) make certain investments, (iv) create or incur liens, (v) sell assets, (vi) enter into restrictions affecting the ability of restricted subsidiaries to make distributions, make loans or advances or transfer assets to the Guarantors (including the Partnership), (vii) enter into certain transactions with the Issuers’ affiliates, (viii) designate restricted subsidiaries as unrestricted subsidiaries, and (ix) consolidate, merge or transfer or sell all or substantially all of the Partnership’s or the Issuers’ properties or assets. These covenants are subject to a number of important exceptions and qualifications.

The Issuers may, at their option, redeem all or part of the 2029 Notes, at any time on or after February 15, 2026 at the redemption prices specified in the Indenture. Prior to such time, the Issuers may, at their option, redeem up to 40% of the principal amount of the 2029 Notes with an amount of cash not greater than the amount equal to the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before February 15, 2026, the Issuers may, at their option, redeem all or part of the 2029 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2029 Notes redeemed, plus an applicable “make-whole” premium as specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Partnership sells certain of its assets, or experiences specific kinds of changes of control followed by a rating decline, holders of the 2029 Notes will have the right to require the Partnership to offer to repurchase the 2029 Notes at 101% of the aggregate principal amount of the 2029 Notes to be repurchased plus accrued and unpaid interest on the 2029 Notes to be repurchased to, but excluding, the date of purchase.

The Issuers may, at their option, redeem all or part of the 2032 Notes, at any time on or after February 15, 2027 at the redemption prices specified in the Indenture. Prior to such time, the Issuers may, at their option, redeem up to 40% of the principal amount of the 2032 Notes with an amount of cash not greater than the amount equal to the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before February 15, 2027, the Issuers may, at their option, redeem all or part of the 2032 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2032 Notes redeemed, plus an applicable “make-whole” premium as specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Partnership sells certain of its assets, or experiences specific kinds of changes of control followed by a rating decline, holders of the 2032 Notes will have the right to require the Partnership to offer to repurchase the 2032 Notes at 101% of the aggregate principal amount of the 2032 Notes to be repurchased plus accrued and unpaid interest on the 2032 Notes to be repurchased to, but excluding, the date of purchase.

The Indenture contains other customary terms, events of default and covenants.

The Notes were offered and sold in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons, in reliance on Regulation S under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The above description of the Indenture and the Notes is a summary only and is subject to, and qualified entirely by, the Indenture, the 2029 Notes and the 2032 Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

New Term Loan

On February 2, 2024, the Partnership entered into a new term loan credit agreement, dated February 2, 2024 (the “Term Loan Credit Agreement”), by and among the Partnership, Operating LLC, as borrower, Toronto Dominion (Texas) LLC, as administrative agent and collateral agent, and the lenders party thereto, which provides for a $700.0 million Term Loan. Operating LLC is the borrower under the Term Loan, and the Partnership and certain of the Partnership’s direct and indirect wholly-owned subsidiaries are the guarantors under the Term Loan.

The Term Loan is scheduled to mature on February 2, 2031 and will amortize in equal quarterly installments in aggregate amounts equal to 1.0% of the original principal amount of the Term Loan beginning with the fiscal quarter ending June 30, 2024, with the balance payable on maturity. Amounts borrowed and repaid under the Term Loan will bear interest at a secured overnight financing rate (“SOFR”) based rate (with such customary provisions under the Term Loan providing for the replacement of SOFR with any successor rate) or an alternate base rate, in each case plus an applicable margin. The applicable margin for alternate base rate loans varies from 3.25% to 3.50% and the applicable margin for SOFR-based loans varies from 4.25% to 4.50%, in each case, depending on the Partnership’s consolidated first lien net leverage ratio.

The Term Loan Credit Agreement allows Operating LLC to voluntarily prepay the Term Loan at any time without premium or penalty other than (a) customary “breakage” costs and (b) a premium of 1% of the principal amount so prepaid, if such prepayment occurs prior to the six-month anniversary of the Term Loan closing date in connection with certain repricing transactions. The Term Loan Credit Agreement contains customary mandatory prepayment requirements, including mandatory prepayments as a result of (a) excess cash flow (subject to certain customary exceptions and thresholds), (b) asset sales (subject to reinvestment rights and certain customary exceptions and thresholds) and (c) the incurrence of non-permitted indebtedness.

The Term Loan Credit Agreement permits Operating LLC to request, from time to time, (a) increases in the Term Loan, and/or (b) the establishment of new tranches of incremental term loans, in an aggregate principal amount of up to the greater of $150 million and 20% of consolidated EBITDA plus such additional amounts depending upon satisfaction of certain ratio tests and other conditions, in each case subject to commitments from lenders and customary conditions.

The Term Loan Credit Agreement requires that certain of the Partnership’s subsidiaries that the Partnership may form or acquire in the future provide a guarantee of, and also grant a lien on their assets to secure, the obligations owing in respect of the Term Loan.

The Term Loan Credit Agreement contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, distributions and other restricted payments, investments (including acquisitions) and transactions with affiliates. The Term Loan Credit Agreement requires that the Partnership maintain, on a quarterly basis and beginning with the fiscal quarter ending June 30, 2024, a debt service coverage ratio of no less than 1.10:1.00. Events of default under the Term Loan Credit Agreement are customary for facilities of this type including, among other things, the failure to pay principal, interest or fees, the failure to observe or perform any material covenant contained in the Term Loan Credit Agreement, material misrepresentation under or in connection with the Term Loan Credit Agreement, cross-default to certain material indebtedness, entry of judgments in a material amount, a change of control and the institution of any bankruptcy or insolvency proceedings.

All of the obligations under the Term Loan Credit Agreement are secured by first-priority basis by liens on the Notes-TLB Priority Collateral and by a second-priority basis by liens on the ABL Priority Collateral, in each case, subject to certain exceptions and permitted liens as described in the Term Loan Credit Agreement.

The above description of the Term Loan Credit Agreement is a summary only and is subject to, and qualified entirely by, the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ABL Amendment

On February 2, 2024, the Partnership entered into an amendment (the “ABL Amendment”) to its existing ABL credit agreement by and among Operating LLC and the Partnership, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and an issuing lender, and certain other financial institutions party thereto as lenders and issuing lenders.

The ABL Amendment amends the ABL Facility to (i) extend the maturity thereunder to the earliest of (a) February 2, 2029 and (b) 91 days prior to the earliest maturity date in respect of any indebtedness of the Partnership, Operating LLC or any of its restricted subsidiaries in an aggregate principal amount of $50.0 million or greater, subject to certain exceptions, (ii) provide for a sub-limit of $200.0 million for letters of credit and a $200.0 million incremental facility, subject to the receipt of commitments from lenders and customary borrowing conditions, (iii) modify the applicable margin applicable to loans under the ABL Facility based on SOFR or the alternate base rate to provide for a 0.25% decrease based on the Partnership’s consolidated net leverage ratio, (iv) provide for a mandatory prepayment under the ABL Facility while any loans are outstanding under the ABL Facility if aggregate “excess cash” (as defined in the ABL Facility) exceeds $50.0 million, subject to certain exceptions, and (v) certain other changes to the ABL Facility.

The above description of the ABL Facility and the ABL Amendment is a summary only and is subject to, and qualified entirely by, the ABL Amendment, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto under the captions “Indenture and the Notes,” “New Term Loan” and “ABL Amendment” is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 2, 2024, the Partnership issued a press release announcing the closing of the Notes Offering and the Term Loan. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporated language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 2, 2024, by and among NGL Energy Operating LLC, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
4.2	Form of 8.125% Senior Secured Notes due 2029 (included as Exhibit A to Exhibit 4.1 of this Form 8-K).
4.3	Form of 8.375% Senior Secured Notes due 2032 (included as Exhibit B to Exhibit 4.1 of this Form 8-K).
10.1	Term Loan Credit Agreement, dated as of February 2, 2024, by and among NGL Energy Operating LLC, NGL Energy Partners LP, Toronto Dominion (Texas) LLC, as administrative agent, collateral agent and a lender, and certain financial institutions party thereto.
10.2	Fifth Amendment to Credit Agreement, dated as of February 2, 2024, by and among NGL Energy Operating LLC, NGL Energy Partners LP, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain other financial institutions party thereto.
99.1	Press Release, dated February 2, 2024.
101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL Energy Partners LP
By: NGL Energy Holdings LLC,
its general partner

Date: February 2, 2024	By:	/s/ Bradley P. Cooper
Bradley P. Cooper
Chief Financial Officer